THIS WARRANT CERTIFICATE (AND THE COMMON STOCK OR OTHER
SECURITIES ISSUABLE UPON EXERCISE HEREOF) HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY
APPLICABLE LAW OR REGULATION OF ANY STATE AND ARE NOT
TRANSFERABLE EXCEPT UPON THE CONDITIONS SPECIFIED IN SECTION 14
OF THE PURCHASE AGREEMENT REFERRED TO HEREIN.


                        SA HOLDINGS, INC.
            Common Stock Purchase Warrant Certificate

                       Dated July 31, 1995
                       New York, New York


          FOR VALUE RECEIVED, the undersigned, SA Holdings, Inc., a Delaware corporation (herein referred to as the "Company"), hereby certifies and agrees that Howard Maddera, or its registered assigns, is entitled to purchase from the Company up to an aggregate of 420,000 duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock, or any stock into which such Common Stock shall have been changed or converted or any stock or other securities resulting from a reclassification thereof (the "Shares") at a purchase price per Share of $1.25 at any time and from time to time from the date hereof until the Expiration Date (as hereinafter defined). The foregoing agreement and rights are all subject to the terms, conditions and adjustments (in both the number of Shares and the purchase price per Share) set forth below in this Warrant Certificate.

          This Warrant Certificate is one of the Common Stock Purchase Warrant Certificates (the "Warrants", which term includes all Warrants issued in substitution therefor) originally issued in connection with the issue and sale by the Company on the date hereof of (i) $2,750,000 aggregate principal amount of its Subordinated Notes due October 1, 1996 and (ii) $1,500,000 aggregate principal amount of its Subordinated Notes due July 30, 1996 (together with all notes issued in substitution or replacement therefor, the "Notes"). The Warrants and the Notes have been issued pursuant to separate Note, Preferred Stock & Warrant Purchase Agreements dated as of July 31, 1995 (collectively, the "Purchase Agreement") between the Company and the purchasers named therein (each, a "Purchaser"). The Warrants originally so issued evidence rights to purchase an aggregate of 1,050,000 Shares at an exercise price of $1.25 per share, subject to adjustment as provided herein. This Warrant is subject to the provisions, and is entitled to the benefits, of the Purchase Agreement.

          Section 1.  Exercise of Warrant.

          1.1. Surrender, Subscription and Payment. This Warrant may be exercised by the holder hereof, in whole or in part, at any time from the date hereof until the close of business on the Expiration Date, during normal business hours on any Business Day (as defined in the Purchase Agreement), by surrender of this Warrant, together with the form of subscription attached as Annex A hereto (or a reasonable facsimile thereof) duly executed by such holder in substantially such form, to the Company at its office designated pursuant to Section 17 of the Purchase Agreement (or, if such exercise is in connection with an underwritten public offering of Shares subject to this Warrant or of securities into which Shares subject to this Warrant may be converted, at the location at which the underwriting agreement requires that such Shares be delivered). Payment of the exercise price for the Shares specified in such subscription shall be made, at the option of the holder, (a) by applying a principal amount of Notes, in the manner provided in Section 1.6 hereof,
(b) by certified or official bank check (or wire transfer) payable to the order of the Company in federal or other immediately available funds, in the case of either (a) or (b), in an amount equal to (i) the number of Shares specified in such form of subscription, multiplied by (ii) the then current exercise price (as hereinafter defined), or (a) by conversion of this Warrant, or any portion hereof, in the manner provided in
Section 1.7 hereof. Such holder shall thereupon be entitled to receive the number of Shares specified in such form of subscription (plus cash in lieu of any fractional share as provided in Section 1.4 hereof).

          1.2. Effective Date. Each exercise of this Warrant pursuant to Section 1.1 hereof shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1 hereof (except that if such exercise is in connection with an underwritten public offering of Shares subject to this Warrant or of securities into which Shares subject to this Warrant may be converted, then such exercise shall be deemed to have been effected upon such surrender of this Warrant), and such exercise shall be at the current exercise price in effect at such time. On each such day that an exercise of this Warrant is deemed effected, the person or persons in whose name or names any certificate or certificates for Shares are issuable upon such exercise, as provided in
Section 1.4 hereof, shall be deemed to have become the holder or holders of record thereof.

          1.3. Expiration Date. This Warrant will expire, and thereafter will not be exercisable, at the close of business on July 31, 2000 (the "Expiration Date").

          1.4. Share Certificates, Cash for Fractional Shares and Reissuance of Warrants. As promptly as practicable after the exercise of this Warrant, in whole or in part, and in any event within five (5) Business Days thereafter (unless such exercise is in connection with a public offering of Shares subject to this Warrant or of securities into which Shares subject to this Warrant may be converted, in which event concurrently with such exercise), the Company at its expense (including the payment by it of any applicable issue, stamp or other taxes other than any income taxes) will cause to be issued in the name of and delivered to the holder hereof or, subject to Section 14 of the Purchase Agreement, as such holder may direct:

          (i) a certificate or certificates for the number of Shares to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per Share (determined in accordance with Section 1.7(b) hereof) on the effective date of such exercise; and

          (ii) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of Shares (without giving effect to any adjustment therein) equal to the number of such Shares called for on the face of this Warrant minus the number of Shares which could have been obtained upon such exercise for the exercise price paid if the current exercise price had been $1.25 per Share.

          1.5. Acknowledgment of Obligation. The Company will, at the time of or at any time after each exercise of this Warrant, upon the request of the holder hereof or of any Shares issued upon such exercise, acknowledge in writing its continuing obligation to afford to such holder all rights (including, without limitation, any rights to registration of any such Shares pursuant to the Purchase Agreement) to which such holder shall continue to be entitled under this Warrant, the Purchase Agreement, and the Notes; provided, that if any such holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

          1.6.  Payment by Application of the Notes.

          (a) The holder of this Warrant shall have the option, but not the obligation, upon any exercise of this Warrant, to apply to the payment required by Section 1.1 hereof all or any part of the principal amount then unpaid of any one or more Notes at the time held by such holder. The Company will accept the amount of principal, if such election is selected, specified in such form of subscription in satisfaction of the exercise price for such Shares to be purchased. Within five (5) Business Days after receipt of any such notice, the Company will pay to the holder of Notes submitting such subscription, in the manner provided in such Notes and the Purchase Agreement, any unpaid interest accrued to the date of exercise of this Warrant on the principal amount so specified in such form of subscription. In the event that less than the entire unpaid principal amount of any Note is applied to the payment required by Section 1.1 hereof, such Note shall be surrendered together with the form of subscription and cancelled in accordance with Section 12 of the Purchase Agreement, and the Company will promptly issue a new Note representing the remaining unpaid principal balance. In the event that the entire unpaid principal amount of any Note is applied to the payment required by Section 1.1 hereof, such Note shall be surrendered together with the form of subscription and cancelled in accordance with the provisions of Section 12 of the Purchase Agreement.

          (b) The holder of this Warrant shall have the right to apply all or any portion of the principal amount of a Note to exercise all or any portion of this Warrant (i) whether or not payment on the Notes is prohibited by the subordination provisions of the Purchase Agreement and (ii) even though the Company or such holder may have given notice of prepayment with respect to all or any portion of the principal amount of such Note pursuant to Section 6 of the Purchase Agreement, so long as the subscription form with respect to such principal amount of such Note shall, together with this Warrant, have been delivered to the Company in accordance with Section 1.1 hereof prior to the date fixed for such prepayment.

          1.7. Conversion of Warrant. (a) In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder of this Warrant shall have the option, but not the obligation, to convert this Warrant, or any portion hereof (the "Conversion Right"), into Shares as provided in this
Section 1.7 at any time on or prior to the Expiration Date. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of Shares equal to the quotient obtained by dividing (i) the value of this Warrant (or the specified portion hereof) on the effective date of the exercise of the Conversion Right, as provided in Section 1.2 hereof (the "Conversion Date"), which value shall be determined by subtracting (x) the aggregate exercise price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (y) the aggregate Market Price of such Converted Warrant Shares on the Conversion Date by (ii) the Market Price of one Share on the Conversion Date.

          (b) Determination of Market Price. For purposes of this Warrant, "Market Price" of the Company's Shares shall mean:

            (i) if traded on a stock exchange, the Market Price of the Company's Shares shall be deemed to be the average of the daily closing selling prices of the Shares on the stock exchange reasonably determined by the Company's Board of Directors to be the primary market for the Shares over the ten (10) trading day period ending on the date prior to the effective date of the exercise or conversion of this Warrant, as such prices are officially quoted in the composite tape of transactions on such exchange;

           (ii) if traded over-the-counter, the Market Price of the Shares shall be deemed to be the average of the daily closing selling prices (or, if such information is not available, the average of the daily closing bid and asked prices) of the Shares over the ten (10) trading day period ending on the date prior to the effective date of the exercise or conversion of this Warrant, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system; and

          (iii) if there is no public market for the Shares, then the Market Price shall be determined by mutual agreement of the holder of the Warrant and the Company, and if the holder and the Company are unable to so agree within twenty (20) days after the event giving rise to the need to determine the Market Price, by an investment banker of national reputation selected by mutual agreement of the Company and the holder of the Warrant.

          Section 2.  Exercise Price and Adjustments.

          2.1. Current Exercise Price. The term "exercise price", shall mean initially $1.25 per Share, subject to adjustment. For purposes of this Section 2.1, the exercise price of $1.25 shall be deemed to have become effective at the close of business on the date hereof but shall be subject to adjustment as set forth in Sections 2.2 and 2.3 hereof. The term "current exercise price" as used herein shall mean the exercise price, as the same may be adjusted from time to time as hereinafter provided, in effect at any given time. In determining the current exercise price, the result shall be expressed to the nearest $0.01, but any such lesser amount shall be carried forward and shall be considered at the time of and together with the next subsequent adjustment which, together with any adjustments to be carried forward, shall amount to $0.01 per Share or more.

          2.2. Adjustment of Exercise Price. The exercise price shall be subject to adjustment, from time to time in the event the Company should at any time or from time to time after the date hereof (w) pay a stock dividend or make a distribution (or in respect of its Common Stock) in shares of its Common Stock (except there shall be no adjustment with respect to the payment by the Company of a stock dividend to holders of its Common Stock of the shares of Strategic Abstract & Title Corporation, a Texas corporation), (x) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock (y) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (z) issue by reclassification of shares of its Common Stock, any shares of capital stock of the Company, then (i) the number of Shares for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of Shares which a record holder of the same number of Shares for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the exercise price shall be adjusted to equal (x) the exercise price multiplied by the number of Shares for which this Warrant is exercisable immediately prior to such adjustment divided by (y) the number of Shares for which this Warrant is exercisable immediately after such adjustment.

          2.3. Recapitalization, Consolidation or Merger or Sale of Assets. Any recapitalization, reorganization, reclassi-fication, consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provision (in form and substance reasonably satisfactory to holders of Warrants representing a majority of the Shares then outstanding) to insure that each of the holders of the Warrants shall thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrants, such shares of stock, securities or assets as may be issuable or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrants had such Organic Change not taken place.

          In any such case, the Corporation shall make appropriate provision (in form and substance reasonably satisfactory to the holders of Warrants representing a majority of the Warrants then outstanding) with respect to such holders' rights and interest to insure that the provisions hereof shall thereafter be applicable to the Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the exercise price to reflect the value for the Warrants reflected by the terms of such consolidation, merger or sale, if the value so reflected would cause an increase to the exercise price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from such consolidation or merger or the Corporation purchasing such assets assumes by written instrument (which may be the agreement of consolidation, merger or sale), in form and substance reasonably satisfactory to the holders of Warrants representing a majority of the shares then outstanding, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          Section 3.  Notice to Holders of Warrants.

          In case at any time

            (i) the Company shall take any action which would require an adjustment in the current exercise price pursuant to Section 2.2 or 2.3; or

          (ii) there shall be any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or from par value to no par value or from no par value to par value of the Company's Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale, transfer or lease of all or substantially all of the assets of the Company; or

          (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the holders of the Warrants, not less than twenty (20) days before any record date or other date set for definitive action, of the date on which such action, reorganization, reclassification, consolidation, merger, sale, transfer, lease, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of any such action (to the extent such effect may be known at the date of such notice) on the current exercise price and the kind and amount of the shares and other securities and property deliverable upon exercise of the Warrants. Such notice shall also specify any date as of which the holders of record of the Company's Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon any such reorganization, reclassification, consolidation, merger, sale, transfer, lease, dissolution, liquidation or winding-up, as the case may be.

          Section 4. Adjustments to Number of Shares Issuable Hereunder. The number of Shares called for on the face of this Warrant is the number of Shares which can be purchased under this Warrant on the date of original issuance of this Warrant at an exercise price of $1.25 per Share (subject to reduction from time to time pursuant to clause (ii) of Section 1.4 hereof). Without limiting any other provision of this Warrant, notwithstanding the number of Shares so called for on the face of this Warrant, the aggregate number of Shares that can be acquired upon an exercise of this Warrant in whole or in part shall be adjusted from time to time pursuant to Section 2 hereof.

          Section 5. Specific Performance. The Company agrees and stipulates that the remedies at law of a holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

          Section 6. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company (prior to exercise of all or a portion of this Warrant) or as imposing any liabilities on such holder to purchase any securities or any liabilities as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

          Section 7. Ownership; Transfer. The Company may treat the person in whose name this Warrant is registered as the owner and holder of this Warrant for all purposes, and the Company shall not be affected by any notice to the contrary (except that the Company shall comply with the provisions of Section 14 of the Purchase Agreement regarding the issuance of a new Warrant or Warrants to permitted transferees). This Warrant is transferable only upon the conditions, and subject to the restrictions, specified in Section 14 of the Purchase Agreement.

          Section 8.  Headings.  The headings and captions in
this Warrant are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

          Section 9. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, SA HOLDINGS, INC. has caused this
Warrant to be executed and issued on its behalf by its officer thereunto duly authorized as of the date first above written.


                              SA HOLDINGS, INC.




                              By ________________________________
                                 Name:
                                 Title:































[Signature page to Common Stock Warrant Certificate]

                            ANNEX A

                      FORM OF SUBSCRIPTION

        (To be executed only upon exercise or conversion of the Warrant in whole or in part)

To SA Holdings, Inc.:

          The undersigned registered holder of the accompanying Warrant hereby exercises such Warrant or portion thereof for, and purchases thereunder, ____________1 Shares (as defined in such Warrant) and herewith [makes payment therefor by application pursuant to Section 1.6 of such Warrant of $__________ aggregate principal amount of Notes (as defined in such Warrant)] [or] [makes payment therefor of $ __________] [or] [makes payment therefor by conversion of ___ Shares represented by such Warrant pursuant to Section 1.7 of such Warrant]. The undersigned requests that the certificates for such Shares be issued in the name of, and delivered to, ___________________________________
whose address is _____________________________________________.
Dated: _________________________



                                   (Name must conform to name of
                                   holder as specified on the
                                   face of the Warrant)

                                   By ___________________________
                                   Name:
                                   Title:

                                   Address of holder:

                                   ______________________________

                                   ______________________________

                                   ______________________________

__________________________________
1[Insert the number of Shares as to which this Warrant is being exercised. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of this Warrant, to the holder surrendering the same.]